UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2007 (April 6, 2007)

Insurance Auto Auctions, Inc.
(Exact Name of Registrant as Specified in Charter)

Illinois	333-127791	95-3790111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Westbrook Corporate Center Suite 500 Westchester, Illinois	60154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (708) 492-7000

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2007, Insurance Auto Auctions, Inc. (the “Company”) commenced an offer to purchase for cash and consent solicitation (the “Offer”) for any and all of the $150,000,000 outstanding principal amount of its 11% Senior Notes due 2013 (the “Notes”).

On April 6, 2007, the Company announced that pursuant to the terms of the Offer, it had received valid tenders and consents from holders of 100% of the aggregate principal amount of Notes outstanding as of the expiration of the consent deadline at 5:00 p.m., New York City time, on April 5, 2007 (the “Consent Date”). A copy of the related press release is attached hereto as Exhibit 99.1.

On April 6, 2007, the Company also announced that it will execute a supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated as of April 1, 2005, as supplemented by the Supplemental Indenture, dated as of May 25, 2005, among the Company, IAAI Finance Corp., Insurance Auto Auctions Corp. (“IAAC”), IAA Services, Inc. (“IAAS”), IAA Acquisition Corp. (“IAAA”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of June 29, 2006, among the Company, IAAC, IAAS, IAAA, Auto Disposal Systems, Inc., ADS Ashland, LLC, ADS Priority Transport Ltd. and the Trustee (as so supplemented, the “Indenture”), relating to the Notes.

The Supplemental Indenture will effect the proposed amendments to the Indenture as described in the Company’s Offer to Purchase and Consent Solicitation Statement, dated as of March 22, 2007. The Supplemental Indenture will become effective immediately upon execution but will not become operative until at least a majority in aggregate principal amount of the outstanding Notes have been accepted for purchase pursuant to the terms of the Offer. The Offer is currently scheduled to expire at 8:00 a.m., New York City time, on April 23, 2007.

Upon becoming operative, the proposed amendments will eliminate the following restrictive covenants, events of default and conditions to defeasance provisions and references thereto from the Indenture and the Notes.

SECTION 4.03	SEC Reports.

SECTION 4.04(b)	Compliance Certificate.

SECTION 4.06	Stay, Execution and Usury Laws.

SECTION 4.07	Limitation on Restricted Payments.

SECTION 4.08	Limitation on Restrictions on Distributions from Restricted Subsidiaries.

SECTION 4.09	Limitation on Indebtedness.

SECTION 4.10	Limitation on Sales of Assets and Subsidiary Stock.

SECTION 4.11	Limitation on Transactions with Affiliates.

SECTION 4.12	Limitation on Liens.

SECTION 4.13	Business Activities.

SECTION 4.14	Corporate Existence.

SECTION 4.15	Offer to Repurchase upon Change of Control.

SECTION 4.16	Limitation on the Sale or Issuance of Subsidiary Stock of Restricted Subsidiaries.

SECTION 4.17	Future Subsidiary Guarantors.

SECTION 5.01	Merger and Consolidation

SECTION 5.02	Successor Corporation Substituted.

SECTION 6.01, Paragraphs (3), (4), (5), (6), (7) and (8)	Events of Default.

SECTION 8.04, Paragraphs (2), (3), and (4)	Conditions to Defeasance Provisions.

The Notes include certain of the foregoing provisions from the Indenture. The proposed amendments will delete such provisions from the Notes.

The proposed amendments would delete those definitions from the Indenture if references to such definitions would be eliminated as a result of the elimination of the covenants described above.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained or incorporated in Item 1.01 of this report is incorporated by reference in this Item 3.03.

Item 8.01	Other Events.

On April 6, 2007, the Company issued a press release announcing the expiration of the Consent Date and that the Company will execute the Supplemental Indenture.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1

Supplemental Indenture, dated as of April 9, 2007, among Insurance Auto Auctions, Inc., Insurance Auto Auctions Corp., IAA Services, Inc., IAA Acquisition Corp., Auto Disposal Systems, Inc., ADS Ashland, LLC, ADS Priority Transport Ltd. and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release, dated April 6, 2007.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insurance Auto Auctions, Inc.

By: /s/ Eric M. Loughmiller
Name: Eric M. Loughmiller
Title: Chief Financial Officer

Date: April 11, 2007